ATTACHMENT C

                              MANAGEMENT AGREEMENT

     THIS AGREEMENT is made as of this 8th day of December 1995, by and among METRO CAPITAL CORPORATION, a Wyoming corporation (the "Company"), BISHOP CABLE COMMUNICATIONS CORPORATION, a Wyoming corporation and wholly-owned subsidiary of the Company (the "Subsidiary") and ROBERT E. THRAILKILL ("R. E. Thrailkill") (the " Executive").

     R. E. Thrailkill is presently employed by the Company as President and Chief Executive Officer and has previously entered into an Executive Employment Agreement, dated April 1, 1993, whereby he is to be employed as the President of the Company until March 31, 1998. This Agreement supersedes and constitutes a novation of the Executive Employment Agreement between the Company and R. E. Thrailkill.

     Pursuant to an Asset Purchase Agreement, dated October 19, 1995, between the Company and Karlton Terry Oil Company, Karlton Terry and Jubal Terry (collectively "KTOC"), KTOC will be obtaining control of the Company. KTOC is transferring certain assets to the Company and the Company is transferring to the Subsidiary all of its assets except for (i) the amount of cash and marketable securities in excess of $1.2 million, which amount in any event shall be at least $700,000; and, (ii) the Company's working interest in, and its operating, agreement with respect to, the property known as Twenty Mile Hill, which is held by Metro Minerals Corporation, a wholly owned subsidiary of the Company. The Subsidiary is to be operated autonomously by the current management of the Company until the Company effects a distribution of the Common Stock of the Subsidiary to the holders of the Company's Common Stock, but in no event for more than five (5) years.

     The Company and the Subsidiary recognize (i) that the Executive's contribution to the growth and success of the Company since its inception has been substantial, (ii) the Executive has extensive experience in the management of the Company's business, and (iii) KTOC has extensive experience in the management of KTOC's oil and gas business. The Company and the Subsidiary desire to provide for the continued employment of the Executive by the Subsidiary and to make certain changes in the Executive's employment arrangements with the Company which the Company and the Subsidiary have determined will reinforce and encourage the Executive's continued attention and dedication to the Subsidiary as members of the Subsidiary's management. The Executive is willing to commit himself to serve the Subsidiary, on the terms and conditions herein provided.

     In order to effect the foregoing, the Company, the Subsidiary and the Executive wish to enter into a management employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Employment. The Subsidiary hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Subsidiary, on the terms and conditions set forth herein.

     2. Term.  The  employment of the Executive by the Subsidiary as provided in
Section I will commence on the date hereof and continue for five (5) years from the date hereof, unless sooner terminated as hereinafter provided. On September 30, 1996, and on tile last day of September of each year thereafter, the term of each Executive's employment shall be automatically extended an additional year unless, prior to such last day of September, the Subsidiary shall have delivered to the Executive or the Executive shall have delivered to the Subsidiary written notice that the term of the Executive's employment hereunder will not be extended.

     3. Positions and Duties.  R. E. Thrailkill  shall serve as President of the
Subsidiary, his powers and duties in that capacity to be such as may be determined from time to time by the Board of Directors of the Subsidiary. During the period of this Agreement, R. E. Thrailkill shall serve also, without additional compensation, as Chairman of the Board, Chief Executive Officer and a director of the Subsidiary. and to any other such office as he may be elected or appointed by the Board of Directors of the Subsidiary, provided such other duties will not interfere with R. E. Trailkill's duties as President of the Subsidiary. His curies in those capacities shall be as set forth in the Bylaws of the Subsidiary.

     The Subsidiary agrees to headquarter the Executive in the Riverton, Wyoming area except for required travel on the Subsidiary's business.

     4. Extent of Services. The Executive shall devote his entire time, attention and energies to the business of the Subsidiary and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless prior approval therefor has been obtained from the Board of Directors of the Subsidiary. This provision shall not be construed as preventing the Executive from investing his assets in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made.

     5. Compensation and Related Matters. The Executive's compensation, as set forth below, is to be self-funded by the Subsidiary with no liability to pay such compensation by the Company.

          (a) Salary. During the period of R. E. Thrailkill's employment hereunder, the Subsidiary shall pay to R. E. Thrailkill a salary at a rate of not less than $145,000 per annum.

     The Executive's salary shall be paid in equal installments as nearly as practicable on the 15th and the last days of each month in arrears. The Executive's salary may be increased from time to time (i) in accordance with normal business practices of the Subsidiary, (ii) based upon the Executive's performance and/or (iii) to reflect increases in the cost of living. The Executive's salary, if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Subsidiary or the

Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company or the Subsidiary hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of tile Subsidiary to pay the Executive's salary hereunder.

          (b) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company.

          (c) Other Benefits. The Company and the Subsidiary shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of its employee benefit plans and arrangements in effect on the date hereof in which the Executive participates or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including without limitation each stock option plan, stock bonus plan, life insurance and health and-accident plan and arrangement, medical insurance plan, disability plan and vacation plan). The Company and the Subsidiary shall not make any changes in such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and the Subsidiary and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other of the executives of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company or the Subsidiary in the future to executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangements presently in effect or made available in the future shall be deemed to be in lieu of the salaries payable to the Executive pursuant to paragraph (a) of this Section. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Subsidiary for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which the Executive is so employed.

          (d) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Subsidiary's vacation plan. The Executive shall also be entitled to all paid holidays given by the Subsidiary to its executives.

          (e) Services Furnished. The Subsidiary shall furnish the Executive with office space and such other facilities and services as shall be suitable to the individual Executive's positions and adequate for the performance of their respective duties as set forth in Section 3 hereof.

     6. Disclosure of Information. The Executive recognizes and acknowledges that the operation of the Company and the Subsidiary's businesses and know how as it may exist from time to time, and the Company and the Subsidiary's trade secrets are valuable, special and unique assets of the Company and the Subsidiary's businesses. The Executive will not, during or after the term of his employment. disclose such information and know how or any part thereof, or any trade secrets, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by an Executive of the provisions of this paragraph, the Company and/or the Subsidiary shall be entitled to an injunction restraining the Executive from disclosing in whole or in part such information or any trade secrets or from rendering any services to any person, firm, corporation, association or other entity to whom such information in whole or in part has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company or the Subsidiary from pursuing any other remedies available to the Company or the Subsidiary for such breach or threatened breach, including the recovery of damages from the Executive.

     7. Termination. The Company may not terminate the Executive's employment for any reason. The individual Executive's employment hereunder may be terminated only by the Subsidiary without any breach of this Agreement only under the following circumstances:

          (a) Death. The Executive's employment hereunder shall terminate upon his death.

          (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month periods) shall not have returned to the performance of his duties hereunder on a full-time basis, the Subsidiary may terminate the Executive's employment hereunder.

          (c) Cause. The Subsidiary may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Subsidiary shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Subsidiary that specifically identifies the manner in which the Subsidiary believes the Executive has not substantially performed his duties, or
(B) the willful engaging by the Executive in misconduct which is materially injurious to the Subsidiary, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Subsidiary. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Executive setting forth the reasons for the Subsidiary's intention to terminate for Cause; (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors of the Subsidiary, and (iii) delivery to the Executive of a Notice of termination as defined in subsection

(e) hereof from the Board of Directors of the Subsidiary finding that in the good faith opinion of such Board the Executive was guilty of conduct set forth above in clause (A) or (B) of the preceding sentence, and specifying the particulars thereof in detail.

         (d) Termination by the Executive. The Executive may terminate his employment hereunder (i) for Good Reason or (ii) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Subsidiary with a written statement from a qualified doctor to such effect.

     For purposes of this Agreement, "Good Reason" shall mean (A) a change in control of the Subsidiary (as defined below) which is not approved by the Executive, (B) a failure by the Company or the Subsidiary to comply with any material provision of this Agreement which has not been cured within ten days after notice of such noncompliance has been given by the Executive to the Company and Subsidiary as the case may be, or (C) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (e) hereof (and for purposes of this Agreement no such purported termination shall be effective).

     For purposes of this Agreement, a "change in control of the Subsidiary" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Subsidiary or any "person" who on the date hereof is a director or officer of the Subsidiary, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Subsidiary representing 20% or more of the combined voting power of the Subsidiary's then outstanding securities, or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of the Subsidiary cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     The Company shall consult with the Executive regarding any proposed change in control of the Company. For purposes hereof, "change in control" shall have the same meaning as set forth in the preceding paragraph.

          (e) Any termination of the Executive's employment by the Subsidiary or by the Executive (other than termination pursuant to subsection (a) above) shall be communicated by written Notice of Termination to the other parties hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30 days period),
(iii) if the Executive's employment is terminated pursuant to subsection (e) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     8. Compensation Upon Termination or During Disability.

          (a) If the Executive is unable to perform his services by reason of illness or incapacity for a period of more than six months, the compensation otherwise payable to him during the continued period of such illness or incapacity shall be reduced by the amount of any insurance benefits provided by the Company or the Subsidiary. The Subsidiary may terminate this Agreement at any time after Executive shall be absent from his employment for whatever cause, for a continuous period of more than six months and all obligations of the Subsidiary and shareholders hereunder shall cease upon such termination, provided, however, that in the event that such absence is due to illness or incapacity, the Subsidiary shall be obligated to pay the full amount of Executive's salary for the balance of the term of this Agreement or until Executive becomes gainfully employed, whichever is sooner.

          (b) If the Executive's employment is terminated by his death, the Subsidiary shall pay to the Executive's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding day which is the 15th day or last day of the month, as the case may be, and semimonthly thereafter on the 15th and last days of each month, until a total of 24 payments has been made, an amount on each payment date equal to the semi-monthly salary payment payable to the Executive pursuant to Section 5(a) hereof at the time of his death.

          (c) If the Executive's employment shall be terminated for Cause, the Subsidiary shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Subsidiary shall have no further obligations to the Executive under this Agreement.

          (d) If (A) in breach of this Agreement, the Company or the Subsidiary shall terminate an Executive's employment other than pursuant to Section 7(b) or 7(c) hereof (it being understood that a purported termination pursuant to Section 7(b) or 7(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company and/or the Subsidiary in breach of this Agreement) or (B) the Executive shall terminate his employment for Good Reason, then

               (i) the Company and the Subsidiary shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

               (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Subsidiary shall pay as severance pay to the Executive an amount equal to the product of (A) the Executive's annual salary rate in effect as of the Date of termination, multiplied by (B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three, such payments to be made in a lump sum on or before the 5th day following the Date of Termination;

               (iii) if termination of the Executive's employment arises out of a breach by the Subsidiary of this Agreement, the Subsidiary shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and al' loss of benefits to the Executive under the Company and the Subsidiary's employee benefit plans (other than the Subsidiary's Incentive Compensation Plan) which the Executive would have received if the Subsidiary had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2 hereof, and including all legal fees and expenses incurred by him as a result of such termination; and

               (iv) if termination of the Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company and the Subsidiary's employee benefit plan~ (other than the Company's Incentive Compensation Plan) which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2 hereof, and including all legal fees and expenses incurred by him as a result of such termination.

          (e) If the Executive shall terminate his employment under clause (ii) of Section 7(d) hereof, the Subsidiary shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given together with such reasonable severance payment, if any, or the Subsidiary's Board of Directors may determine.

          (f) Unless the Executive is terminated for Cause, the Company and the Subsidiary shall maintain in full force and effect, for the continued benefit of the Executive for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company and the Subsidiary shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitle to receive under such plans and programs from which his continued participation is barred.

          (g) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise.

     9. Successors: Binding Agreement.

          (a) The Company and the Subsidiary will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Subsidiary, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Subsidiary would be required to perform it if no such succession had taken place. Failure by the Company or the Subsidiary to obtain such agreement prior to the effectiveness of any such succession shall be a breach of the Agreement and shall entitle the Executive to compensate on from the Company and the Subsidiary in the same amount and on the same terms as they would be entitled to hereunder if they terminated their employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Subsidiary" shall mean the Subsidiary as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If an Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

     10. Indemnification. The Subsidiary shall indemnify and hold the Company harmless for all actions of the Executive.

     11. Notice. For purposes of this Agreement, notices, demands and all other communications provided for in the agreement shall be in writing and shall be deemed to have bee~ duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company, the Subsidiary and the Executive at the following addresses:

               (i)     If to the Company:

                       Karlton Terry, President
                       Metro Capital Corporation
                       700 E.  9th Ave., Suite 106
                       Denver, Colorado 80203

               (ii)    If to the Subsidiary:

                       Robert E.  Thrailkill, President
                       Bishop Cable Communications Corporation
                       716 College View Drive
                       Riverton, Wyoming 80501

               (iii)   If to the Executive:

                       Robert E.  Thrailkill
                       716 College View Drive
                       Riverton, Wyoming 82501

Any party to this Agreement may change the address for giving notices by written notice to the other parties in conformity with the foregoing, except that notices of change of address shall be effective only upon receipt.

     12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executives and such officers as may be specifically designated by the Company and the Subsidiary. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wyoming.

     13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     15. Governing Law. This interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Wyoming.

     16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Riverton, Wyoming, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                    METRO CAPITAL Corporation

                                    By  /S/  KARLTON TERRY
                                       ----------------------------------------
                                        Karlton Terry, President


                                    BISHOP CABLE COMMUNICATIONS CORPORATION

                                    By  /S/  ROBERT E. THRAILKILL
                                        ----------------------------------------
                                         Robert E.  Thrailkill, President


                                        /S/  ROBERT E. THRAILKILL
                                        ----------------------------------------
                                        Robert E. Thrailkill


A:\MNGNTAGR.THR